Exhibit 10.5

FORM OF RSU AGREEMENT – STOCK SETTLED ONLY

FOR ELIGIBLE DIRECTORS – WITH TIME-BASED VESTING

RURAL/METRO CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

(FOR ELIGIBLE DIRECTORS)

(UNDER THE 2008 INCENTIVE STOCK PLAN)

THIS RESTRICTED STOCK UNITS AGREEMENT (“Agreement”) is dated ___________, 200_ (the “Grant Date”), between Rural/Metro Corporation, a Delaware corporation (the “Company”), and _________________________ (the “Grantee”).

R E C I T A L S:

The Company has adopted the Rural/Metro Corporation 2008 Incentive Stock Plan, as such plan may subsequently be modified, amended, or supplemented (the “Plan”), all of the terms and provisions of which are incorporated herein by reference and made a part of this Agreement. All capitalized terms used but not defined in this Agreement have the meanings given to them in the Plan.

The Committee has determined that it is in the best interests of the Company and its stockholders to grant certain Restricted Stock Units to Grantee pursuant to the Plan and this Agreement, as an inducement for Grantee to [continue to] serve as an Eligible Director of the Company and to provide Grantee with a proprietary or financial interest in the future of the Company.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Restricted Stock Units. Subject in all respects to the terms, conditions, and provisions of this Agreement and the Plan, the Company hereby grants to Grantee _______ Restricted Stock Units (the “RSUs”). Each RSU shall represent Grantee’s right to receive one share of the Company’s Common Stock.

2. Vesting and Issue Dates. Subject to Sections 4 and 5, the RSUs shall vest and become exercisable according to the following schedule:

[ALTERNATIVE ONE] On the date of the Company’s Annual Meeting of Stockholders to be held following fiscal	Number of RSUs Vested
20__	#####
20__	#####
20__	#####

[ALTERNATIVE TWO] Vesting Date	Number of RSUs Vested
__/__/20__	#####
__/__/20__	#####
__/__/20__	#####

The “Issue Date” for each RSU shall be the date on which such RSU vests in accordance with this Section 2 (the “Vesting Date”) Upon the occurrence of the Issue Date with respect to each RSU, the Company shall issue to the Grantee one share of Common Stock.

3. Issuance of Shares. Reasonably promptly after the Issue Date with respect to each RSU (but in no event later than the March 15 next following the last day of the Grantee’s taxable year during which such RSUs vest if the Issue Date is the same as the Vesting Date), the Secretary of the Company shall issue or cause to be issued to the Grantee (or permitted transferee) a certificate or certificates (or such other evidence of ownership as may be permitted by the Bylaws) for the number of shares of Common Stock issuable on that Issue Date, less any applicable tax and other withholding amounts (unless applicable taxes and other withholdings are satisfied by other means under Section 6). The Company shall cause the certificates to be issued in the name of the Grantee or permitted transferee and delivered to the Grantee or permitted transferee as soon as practicable following the later of (i) the Issue Date or (ii) the date tax withholdings are made by the Company (or an amount sufficient to satisfy such withholdings are received by the Company) with respect to vested RSUs; provided, however, that such delivery shall be effected for all purposes when the Company’s stock transfer agent shall have deposited such certificates in the United States mail, addressed to the Grantee or permitted transferee. The Company, however, shall not be liable to the Grantee or permitted transferee for damages relating to any delays in issuing the certificate(s) to the Grantee or permitted transferee, any loss of the certificate(s), or any mistakes or errors in the issuance of the certificate(s) or in the certificate(s) themselves. The certificates shall be issued for a whole number of shares only.

4. Effect of Termination of Service. Except as provided in this Section 4 or in Section 5(a), or in a written agreement with the Company, if any, (a) if the Grantee ceases to serve as an Eligible Director as a result of the Grantee’s removal from the Board, or as a result of the Grantee’s retirement or resignation, then any RSUs remaining unvested on the date of removal, retirement, or resignation, as the case may be, shall be forfeited; and (b) if the Grantee ceases to serve as an Eligible Director as a result of the Grantee’s death or Disability, then any RSUs remaining unvested on the date of the death or Disability shall fully and immediately vest. Notwithstanding the foregoing, if the Grantee ceases to serve as an Eligible Director due to the Grantee’s service with the Company as an employee or independent contractor, the Grantee’s service in such capacity shall be counted as if the Grantee were an “Eligible Director”. Also notwithstanding the foregoing, if the Grantee ceases to serve as an Eligible Director on a Vesting Date, then the RSUs scheduled to vest on such Vesting Date shall vest and (except as otherwise set forth in this Section 4 or in Section 5(a)), all RSUs remaining unvested shall be forfeited as of such date.

5. Change in Control; Tender Offer.

(a) Acceleration of Vesting upon Change in Control. Notwithstanding Sections 2 and 4 and except as otherwise provided in a written agreement with the Company, if any, all RSUs held by the Grantee pursuant to this Agreement shall become fully and immediately vested upon the consummation of a Change in Control.

(b) Tender Offer. Notwithstanding anything in this Agreement to the contrary, the Committee, in its discretion may accelerate vesting of all or any portion of the RSUs so that the shares of Common Stock issuable upon such vesting can be tendered in response to a tender offer for, or a request or invitation to tender of, greater than 50% of the outstanding Common Stock of the Company.

6. Tax Withholding; Other Deductions.

(a) General. The Company’s obligation to deliver shares of Common Stock under this Agreement shall be subject to the Grantee’s satisfaction of all applicable federal, state, and local income tax withholding requirements. Grantee agrees to make appropriate arrangements with the Company for the satisfaction of any applicable federal, state, or local income tax withholding or similar requirements, including the payment to the Company at the time of vesting of any RSUs of all such taxes and the satisfaction of all such requirements. If tax withholdings are to be transmitted to the Company and are not timely received by the Company in order to satisfy its withholding obligation, the Company may withhold a portion of the shares of Common Stock that would otherwise be issued to the Grantee on the Issue Date, sell such shares, and use the proceeds from such shares to satisfy the Company’s minimum withholding obligations.

(b) Shares to Pay for Withholding. In connection with the receipt of shares of Common Stock upon vesting of RSUs, the Committee may, in its discretion and in accordance with the provisions of this Section 6(b) and such supplemental rules as it may from time to time adopt (including any applicable safe-harbor provisions of Rule 16b-3 under the Exchange Act), provide the Grantee with the right to use shares of Common Stock (including shares of Common Stock attributable to vested RSUs, which have not yet been issued)] with a Fair Market Value not exceeding the amount necessary to satisfy the withholding obligations of the Company based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes (“Taxes”). Such right may be provided to the Grantee in either or both of the following formats:

(i) Stock Withholding. The Grantee may be provided with the election to have the Company withhold, from the shares of Common Stock otherwise issuable on the Issue Date for any RSU, a portion of those shares of Common Stock with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed 100% of the minimum statutory withholding obligations), as designated by the Grantee.

(ii) Stock Delivery. The Committee may, in its discretion, provide the Grantee with the election to deliver to the Company, on the Issue Date for any RSU, one or more shares of Common Stock previously acquired by the Grantee (other than pursuant to the transaction triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such vesting of RSUs (not to exceed 100% of the minimum statutory withholding obligations), as designated by the Grantee.

7. Rights as Stockholder. Except as provided in the remainder of this Section 7, the Grantee shall not be entitled to any of the rights of a stockholder with respect to the RSUs (including the right to vote any shares issuable upon vesting of such RSUs) unless and until the certificate for shares of Common Stock issuable upon an applicable Issue Date (or other evidence of ownership as may be permitted by the Bylaws) are issued. Notwithstanding the foregoing, if the Company pays a cash dividend on its Common Stock while the RSUs are still outstanding (i.e., before shares of Common Stock have been issued upon vesting of any RSUs), the cash dividends on the underlying shares of Common Stock shall be accrued and paid to the Grantee at such time as the underlying RSUs vest and are issued as shares of Common Stock.

8 Transferability. The RSUs granted pursuant to this Agreement (a) may not be transferred for value or in violation of any stock ownership or stock retention guidelines or policies adopted by the Company from time to time, and (b) are not transferable or assignable by the Grantee except (i) by will or the laws of descent and distribution, or (ii) pursuant to a Qualified Domestic Relations Order.

9. Adjustment of Shares. Notwithstanding anything contained herein to the contrary, the number and type of shares of Common Stock issuable upon vesting of RSUs subject to this Agreement shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Company in the manner set forth in Section 19(a) of the Plan. If the Company is the surviving entity in any merger or consolidation as described in Section 19(c) of the Plan, the RSUs granted herein shall pertain to and apply to the number and type of securities of the surviving entity to which a holder of the number of shares of Common Stock subject to such RSUs would have been entitled if such RSUs had vested in full immediately prior to such merger or consolidation.

10. Limitation on Liability of the Company.

(a) If the number of shares of Common Stock covered by this Agreement (individually, or in combination with other Awards granted under the Plan) exceeds, as of the Grant Date, the number of shares of the Company’s Common Stock that may be issued under the Plan without stockholder approval, then this Agreement shall be void with respect to such excess shares unless the Company obtains stockholder approval of an amendment to the Plan increasing the number of shares of Common Stock issuable under the Plan prior to the Vesting Date(s) with respect to such excess shares.

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any shares of Common Stock pursuant to this Agreement shall relieve the Company of any liability with respect to the nonissuance of the shares of Common Stock as to which such approval shall not have been obtained.

11. Compliance with Laws and Regulations; Securities Matters.

(a) The issuance of the shares of Common Stock upon vesting of any RSUs pursuant to this Agreement shall be subject to compliance by the Company and the Grantee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange or trading market on which the shares of Common Stock may be listed at the time of such issuance. Notwithstanding any of the other provisions of this Agreement or of the Plan, the Grantee agrees that the Company will not be obligated to issue any of the shares of Common Stock pursuant to this Agreement if the issuance of such shares of Common Stock would constitute a violation by the Grantee or by the Company of any provision of any law or regulation of any governmental authority or national securities exchange or trading market on which the Common Stock is then listed or traded. The Company, in its sole discretion, may defer the effectiveness of any Vesting Date in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Grantee in writing of its decision to defer the effectiveness of such Vesting Date. In connection with the issuance of shares of Common Stock upon vesting of any RSUs, the Grantee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with applicable requirements of federal and state securities laws.

(b) The Company may issue shares of Common Stock upon the vesting of RSUs under this Agreement only if (i) the shares of Common Stock that are to be issued are registered under the Securities Act and any and all other applicable securities laws, or (ii) the Company, upon advice of counsel, determines that the issuance of such shares of Common Stock is exempt from registration requirements.

(c) The Grantee acknowledges and agrees that the Company is under no obligation to register, under the Securities Act or any other applicable securities laws, any of the shares of Common Stock to be issued to the Grantee upon vesting of any RSUs or to take any action that would make available any exemption from registration. The Grantee further acknowledges and agrees that if the shares of Common Stock to be issued to the Grantee upon the vesting of any RSUs have not been registered under the Securities Act and all other applicable securities laws, those shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and must be held indefinitely without any transfer, sale or other disposition unless (i) the shares are subsequently registered under the Securities Act and all other applicable securities laws, or (ii) the Grantee obtains an opinion of counsel that is satisfactory in form and substance to counsel for the Company that the shares may be sold in reliance on an exemption from registration requirements. In the event that the shares to be issued upon vesting of any RSUs are “restricted securities,” the certificate(s) representing the shares of Common Stock issued upon such vesting will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on the sale or transfer of such shares and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

12. Notices; Deliveries. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company, in care of its Secretary, at its principal office at 9221 East Via de Ventura Drive, Scottsdale, Arizona 85258. Any notice to be given or delivered to the Grantee shall be in writing and addressed to him at the address given by him beneath his signature hereto. Either party hereto may hereafter designate a different address in writing to the other party. Any notice shall be deemed to have been given or delivered (a) upon personal delivery; or (b) upon receipt of facsimile transmission; or (c) one business day after deposit with a nationally recognized overnight courier for overnight delivery; or (d) three business days after deposit in the U.S. mail, first class postage prepaid, and properly addressed to the party to be notified.

13. Disputes. As a condition of the granting of the RSUs, Grantee and his heirs and successors or permitted transferees agree that (a) any dispute or disagreement that may arise hereunder shall be determined by the Committee in its sole discretion and judgment, (b) all decisions of the Committee with respect to any questions or issues arising under the Plan or under this Agreement shall be conclusive on all persons having an interest in the RSUs, and (c) any such determination and any interpretation by the Committee of the terms of the Plan and this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Grantee, his heirs, personal representatives, and permitted transferees.

14. RSUs Subject to Plan. The Grantee acknowledges that he has received and carefully reviewed a copy of the Plan on or prior to the Grant Date. This Agreement and the RSUs evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. Unless otherwise explicitly stated herein, in the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail under all circumstances.

15. Code Section 409A. To the extent that the RSUs are a Section 409A Award, the Company and the Grantee intend that this Agreement and the RSUs shall comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service. Therefore, the Company shall not make any changes or adjustments to this Agreement or the RSUs that is not in accordance with the requirements of Code Section 409A without the express written consent of the Grantee. If the RSUs are not a Section 409A Award then, notwithstanding any other provision in the Plan, the Company shall take no action that causes this Agreement or the RSUs to become a Section 409A Award without the express written consent of the Grantee.

16. Miscellaneous.

(a) Whenever the term “Grantee” is used herein under circumstances applicable to any other person or persons to whom the RSUs, in accordance with the provisions of this Agreement or the Plan, may be transferred, the word “Grantee” shall be deemed to include such person or persons. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(b) If any provision of this Agreement or of the Plan would disqualify the Agreement or the Plan under Rule 16b-3 promulgated under the Exchange Act, or would otherwise comply with Rule 16b-3, such provision shall be construed or deemed amended to conform to Rule 16b-3 to the extent permitted by applicable law and deemed advisable by the Board.

(c) This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, administrators, successors, or permitted assigns.

(d) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona, notwithstanding any Arizona or other conflicts-of-law principles to the contrary.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and Grantee have executed and delivered this Agreement as of the date first above written, which date is the Grant Date of the RSUs.

RURAL/METRO CORPORATION,
a Delaware corporation

By:
Name:

Title:

GRANTEE

Name:

Address:

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